Exhibit 99.2

IntelliCell BioSciences Announces FDA Listing For Human Cells, Tissues, and Cellular Based Products

NEW YORK, November 8, 2012 -- IntelliCell BioSciences, Inc. ("Company") (SVFC) announced today that it has been notified according to the FDA validation registration number 3009842420, that its new facility located at 460 Park Avenue, New York, NY 10022 is now registered to recover, process, package, store, and label human cells and tissue products (HCT/P’s) such as the IntelliCell autologous stromal vascular fraction cellular product.  In the registration notification, FDA acknowledged that the IntelliCell process is to be covered under regulations for tissue products..  The HCT/P regulations are described in 21 CFR section 1271.10.

IntelliCell's Chairman and CEO, Dr. Steven Victor, stated “Our Company is very pleased to announce today that our new cellular processing facility has now been registered to process an individual’s own tissue for the purpose of acquiring their stem and regenerative cells for use in regenerative medicine.  The IntelliCell processing technology is designed to allow physicians to treat their patients during a same day and same procedure basis much the same way that bone marrow transplants and IVF treatments are performed today.  This is a significant step for the Company as it continues its mission to be a leading regenerative medicine company.  We look forward to continuing to work with FDA as we prepare a number of clinical studies for disease states with high unmet clinical needs.”

Robert Sexauer, EVP of Clinical Development stated “We can now begin to move forward with our plans for in-human clinical studies such as lower limb ischemia by applying to Institutional Review Boards (IRB’s) with study protocols and laboratory processes that will be compliant with the federal and state regulations.  By operating under regulations for 21 CFR 1271.10 regulations, similar to autologous tissue transplants, we may be able to prepare a number of regenerative medicine projects and we look forward to working with FDA to meet any and all requirements.”

About IntelliCell BioSciences

IntelliCell BioSciences is a Regenerative Medicine company developing novel technologies that address the regenerative, curative, and preventative conditions of disease states with high unmet clinical needs.  The Company has several patent pending applications including an industry unique method of obtaining autologous stromal vascular fraction cells (SVF) from the vasculature surrounding adipose tissue containing adult stem cells and a robust population of regenerative healing cells.  The Company is also pioneering the development of autologous and allogeneic cells from living and non-living tissue donors for research purposes.  IntelliCell is planning a series of in-human clinical studies with top tier universities for the treatment of osteoarthritis, multiple sclerosis, lower limb ischemic wounds, and gum regeneration in the oral cavity as well as medical aesthetics.  The Company has developed a first in class cGTP cellular processing facility in New York City, purpose built and designed to be fully integrated into its ambulatory surgery center.

Forward-LookingStatements

Certain statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "will reach," "will change," "will soon," "should," "could," "would," "may," "can" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

Contacts:

IntelliCell BioSciences, Inc.
Angela Metelitsa
Email Contact:  Ametelitsa@intellicellbiosciences.com
(646) 576-8708